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                                  Exhibit 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accounts, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this Registration Statement.



                                                      /s/ Arthur Andersen LLP


New York, New York
February 27, 2000